                                                                Exhibit 10.9


                                 CONSULTING AGREEMENT

    This Consulting Agreement (the "Agreement") is entered into as of and effective the 20th day of December 1996 by and between Frank J. Mancini, an individual ("Consultant") and Apollo International of Delaware, Inc., a Delaware corporation ("Company").


                                 W I T N E S S E T H:

    WHEREAS, Company is engaged in the business of owning and operating a high technology design and manufacturing company; and

    WHEREAS, Consultant has significant business knowledge and expertise which the Company deems of great value to its continued operations; and

    WHEREAS, Company desires to engage Consultant as an independent contractor on the terms and subject to the conditions hereinafter set forth; and

    WHEREAS, Consultant is desirous of providing services to the Company as specified herein in consideration of the compensation hereinafter set forth.

    NOW, THEREFORE, the parties hereto hereby agree as follows:

    1.   ENGAGEMENT.

         (a) Company hereby engages Consultant, and Consultant hereby accepts such engagement by Company to provide business advice from time to time to Company.

         (b) Consultant will furnish Consultant's service as an independent contractor and not as an employee of Company or of any affiliate with Company.

    2. TERM. The term of this Agreement shall commence on December 1, 1996 (the "Commencement Date") and shall expire on September 30, 1997 (the "Term").

         (a) Company agrees to pay Consultant, and Consultant agrees to accept for Consultant's services hereunder, compensation of $4,000 per month commencing on the first day of the calendar month next following the closing of the Company's initial public offering and continuing thereafter until and including September 1, 1996.
This compensation is in addition to fees for prior consulting services to be paid Consultant by the Company from the proceeds of the Company's initial public offering in the approximate amount of $23,000.

         (b) Company will reimburse Consultant for all expenses reasonably incurred by Consultant in connection with the performance by Consultant of his duties hereunder.

    4. NATURE OF RELATIONSHIP. Consultant herein is an independent contractor and will not act as Company's agent, nor shall be deemed an employee of Company for the purposes of any employee benefit programs, or be deemed an employee of Company for purposes of income tax withholding, FICA taxes, unemployment benefits, workers compensation benefits, or otherwise. The Consultant shall not enter into any agreement or incur any obligations on Company's behalf, or commit Company in any manner without Company's prior written consent. As an independent contractor, the Consultant understands and agrees that Consultant is solely responsible for the control and supervision of the means by which Consultant's services are performed.

    5. NONDISCLOSURE COVENANTS. Except as permitted or directed by Company, neither Consultant nor its principals or agents shall, during the term of Consultant's retention or thereafter divulge, furnish or make accessible to anyone or use in any way any confidential, trade secret or proprietary information of Company which Consultant has acquired or become acquainted with during any period of the retention of the Consultant by Company, whether developed by the Consultant or by others. The Consultant acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of Company and represents a substantial investment by Company, and that any disclosure or other use of such knowledge or information, other than for the sole benefit of Company, would be wrongful and would cause irreparable harm to Company. The Consultant will refrain from any acts or omissions that would reduce the value of such knowledge or information to Company. The foregoing obligations of confidentiality shall not apply to any knowledge or information the entirety of which is now published or subsequently becomes generally publicly known, other than as a direct or indirect result of the breach of this Agreement by the Consultant or a breach of a confidentiality obligation owed to Company by any third party. Consultant further agrees that upon completion or termination of this Agreement, Consultant will turn over to Company or make such disposition thereof as may be directed or approved by Company, any notebook, data, information or other material acquired or compiled by Consultant in carrying out the terms of this Agreement.

    6. NON-COMPETITION. During the term hereof and for a period of three (3) years following the termination or expiration hereof, consultant agrees that neither Consultant nor its principals or agents will, directly or indirectly, in any country in which the Company then operates either directly or through distributors, sales representatives, or original equipment manufacturers, own, manage, work for, consult to, operate, or control, in each case directly or indirectly, any business that is in the same line of business as the Company.

    7. INJUNCTIVE RELIEF. The Consultant agrees that it would be difficult to compensate Company fully for damages for any violation of the provisions of
Section 5 or Section 6 of this Agreement. Accordingly, the Consultant specifically agrees that Company shall be entitled to temporary and permanent injunctive relief to enforce Section 5 or Section 6 of this Agreement and that such relief may be granted without the necessity of proving actual damages.
This provision with respect to injunctive relief shall not, however, diminish the right of Company to claim and recover damages in addition to injunctive relief. The provisions of Section 5, Section 6 and this Section 7 shall survive the termination or expiration of this Agreement.

    8.   GENERAL PROVISIONS.

         (a) In the event of a merger or consolidation where Company is not the surviving or consolidated corporation, or in the event of a transfer of all or substantially all of the assets of Company, the transferee of Company's assets shall have the benefit of and be bound by the provisions of this Agreement.

         (b) It is agreed that the invalidity or unenforceability of any paragraph, section or provision (or any part of any thereof) of this Agreement shall not affect the validity or enforceability of any one or more of the other paragraphs, sections or provisions (or other parts of any such paragraph, section or provision) of this Agreement.

         (c) This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof, and supersedes any other or prior agreement between the parties hereto. This Agreement may not be amended, modified or renewed, nor may any of these provisions hereof be waived, except by a writing signed by the parties hereto. A waiver by either party of any of the terms or conditions of this Agreement, or of any breach thereof, shall not be deemed a waiver of such term or condition for the future or of any term or condition, or of any subsequent breach thereof.

         (d) This Agreement is a personal contract and may not be assigned or transferred by Consultant.

         (e) Headings herein are for convenience only and shall in any way define, limit or affect this Agreement.

         (f) Any notice required or desired to be given under this Agreement shall be deemed given if in writing and sent by certified mail, return receipt requested, to the Consultant's residence or to the Company's principal office, as the case may be.

         (g) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         (h) This Agreement shall be governed by and construed in accordance with Florida law and the parties hereby submit to the jurisdiction and venue of the state and federal courts located in Orange County, Florida.

    IN WITNESS WHEREOF, the parties hereto have executed this instrument as of and effective the day and year first above written.
                   Consultant:


                   /s/Frank J. Mancini

                   Company:

                   APOLLO INTERNATIONAL OF DELAWARE, INC.

                   By:  /s/Steven D. Smith
                        Its:  Vice President